Filed Pursuant to Rule 424(b)(5)

Registration No. 333-296498

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 16, 2026)

2,528,571 Shares of Common Stock

Pre-funded Warrants to Purchase up to 900,000 Shares of Common Stock

900,000 Shares of Common Stock underlying the Pre-Funded Warrants

Creative Realities, Inc.

We are offering 2,528,571 shares of our common stock, par value $0.01 per share (the “common stock”), and pre-funded warrants to purchase 900,000 shares of our common stock, including 900,000 shares of common stock underlying the pre-funded warrants. The public offering price for each share of common stock is $3.50. The public offering price for each pre-funded warrant is $3.49.

Each pre-funded warrant is exercisable for one share of common stock at an exercise price of $0.01, which is equal to the par value per share of common stock being sold in this offering.  The pre-funded warrants will be exercisable upon issuance, subject to an ownership limitation, and will not expire. See “Description of Securities we are Offering - Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of the pre-funded warrants.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CREX”. On June 26, 2026, the last reported sale price of our common stock on Nasdaq was $4.10 per share. There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on any national securities exchange or any other trading system.

As of June 29, 2026, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $40.5 million, which was calculated based on 9,878,159 shares of common stock that were outstanding and held by non-affiliates as of June 22, 2026 and a price per share of $4.10, the closing price of our common stock on Nasdaq on June 26, 2026. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities, registered on the registration statement of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12 calendar month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3. Following the sale of securities in this offering, we will have sold securities with an aggregate gross sale price of $13.5 million pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 2 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Per Pre- Funded Warrant	Total
Public offering price	$3.50	$3.49	$11,990,998.50
Underwriting discounts and commissions(1)	$0.21	$0.2094	$667,859.97	(1)
Proceeds to us, before expenses	$3.29	$3.2806	$11,323,138.53	(1)

(1)

See the information in the section titled “Underwriting” in this prospectus supplement for a description of the compensation to be received by the underwriter. The total amount of underwriting discounts and commissions set forth in the table above has been reduced to reflect that the underwriter will not receive any discounts or commissions for 245,714 shares sold in this offering that we expect to be purchased by our directors and officers.

We have granted the underwriter a 30-day option to purchase up to an additional 428,614 shares of common stock from us at the public offering price, less underwriting discounts and commissions, and on the same terms and conditions as set forth above.

Certain of our directors and officers have indicated an interest in purchasing up to $850,000 of shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no shares to any of these potential investors, and any of these potential investors could determine to purchase more, less or no shares in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock and pre-funded warrants against payment therefor on or about June 30, 2026.

Craig-Hallum

The date of this prospectus supplement is June 29, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and such documents incorporated by reference herein and therein. Before investing in our securities, you should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the underwriters have not, authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless we state otherwise or the context indicates otherwise, references in this prospectus supplement to “Creative Realities,” the “Company,” “we,” “our,” “us” or similar terms mean Creative Realities, Inc. together with its direct and indirect subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our securities. Before investing in our securities, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, especially the matters discussed in the information set forth under the sections titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

Our Company

Overview

The Company transforms environments through digital solutions by providing innovative digital signage solutions for key market segments and use cases, including:

●	Retail
●	Entertainment and Sports Venues
●	Restaurants, including Quick Service Restaurants
●	Convenience Stores
●	Financial Services
●	Automotive
●	Lottery
●	Mixed Use Developments
●	Digital out of Home Advertising Networks

We serve market-leading companies, so there is a good chance that if you leave your home today to shop, work, eat or play, you will encounter one or more of our digital signage experiences. Our solutions are increasingly visible because we help our enterprise customers achieve a range of business objectives including:

●	Increased brand awareness;
●	Improved customer support;
●	Enhanced employee productivity and satisfaction;
●	Increased revenue and profitability;
●	Improved guest experience;
●	Increased customer/guest engagement; and
●	Traffic content and advertising.

Through a combination of organically grown platforms and a series of strategic acquisitions, the Company assists customers to design, deploy, manage, and monetize their digital signage and in-store retail media networks. The Company sources leads and opportunities for its solutions through its digital and content marketing initiatives, close relationships with key industry partners, including equipment manufacturers and a media sales agent, and the direct efforts of its in-house industry sales experts. Customer engagements focus on consultative conversations that ensure the Company’s solutions are positioned to help customers achieve their business objectives in the most cost-effective manner possible.

Our Market Opportunity

We have been actively deploying a four-screen digital signage system into more than 3,000 store locations since 2018, including all hardware, installation, and software. As of the date of this prospectus supplement, we have deployed over 17,000 displays, and we are aiming to reach more than 40,000 displays.

Recently, one of our leading competitors has faced significant service and execution challenges, leading to a significant near-term revenue opportunity in the industry. Management estimates that this disruption has created a revenue opportunity within the industry of approximately $40.0 million, including approximately $20.0 million of near-term SaaS revenue and approximately $20.0 million of annual hardware and services revenue.

We believe these circumstances provide an opportunity for us to expand our growth strategy. To the extent our growth strategy drives additional revenue, we anticipate that our margins will grow as our revenue increases.

Although we believe that we are well positioned to capitalize on these market opportunities, including those arising from the financial distress of certain competitors, there can be no assurance that we will be successful in doing so or that such opportunities will materialize to the extent we currently anticipate.

Recent Developments

Acquisition of the CDM Business

On November 7, 2025, we completed an acquisition of DDC Group International, Inc. (“DDC”), a wholly owned subsidiary of Cineplex Entertainment Limited Partnership. DDC was the parent company of its wholly owned subsidiary, Cineplex Digital Media Inc. (“CDM”) and CDM’s wholly owned subsidiary, Cineplex Digital Media U.S. Inc. (“CDMUS”), which we collectively refer to as the “CDM Business.” The acquisition combined two highly complementary market leaders with significant revenue bases. At the time of the acquisition, we expected that the operation of the CDM Business within our combined company would lead to significant cost savings as a result of synergies. As of the date of this prospectus supplement, we believe that the CDM Business has already captured more than $6.0 million of annualized cost savings from such synergies.

Certain Preliminary Fiscal 2026 Second Quarter Unaudited Financial Results

We expect unaudited revenue for the three months ended June 30, 2026 in a range between $21.0 million and $23.0 million. For the three months ended June 30, 2026, we expect Adjusted EBITDA in a range between $2.0 million and $2.2 million, reflecting an Adjusted EBITDA margin of approximately 10.0%.

Our 2026 second quarter will not be completed until after the completion of this offering and, as a result, the anticipated ranges of unaudited revenue and Adjusted EBITDA for the three months ended June 30, 2026 presented above are preliminary results only. These preliminary results reflect our preliminary estimates with respect to such results based on currently available information and are inherently uncertain and subject to change. After completion of our second quarter, our actual quarterly results will remain subject to the completion of our quarter-end closing process, which includes a final review by our management and audit committee. During the course of the preparation of the financial statements and related notes and our final review, additional items that require material adjustments to the preliminary unaudited revenue and Adjusted EBITDA presented above may be identified. Therefore, you should not place undue reliance upon these preliminary financial results. See the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between the preliminary estimates of our financial results described above and the actual financial results we will report for the fiscal quarter ended June 30, 2026. We undertake no obligation to update or revise the estimates set forth in this prospectus supplement as a result of new information, future events or otherwise, except as otherwise required by law.

The preliminary unaudited financial estimates for the three months ended June 30, 2026 described above have been prepared by, and are the responsibility of, management. Grant Thornton LLP, our independent registered public accounting firm, and PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm for DDC, have not audited, reviewed or performed any procedures with respect to such preliminary unaudited financial information. Accordingly, Grant Thornton LLP and PwC do not express an opinion or any other form of assurance with respect thereto.

Non-GAAP Measures

We are providing preliminary Adjusted EBITDA results only on a non-GAAP basis, and a reconciliation of this forward-looking non-GAAP measure to the most directly comparable GAAP measure has not been provided in reliance on Item 10(e)(1)(i)(B) of Regulation S-K because such reconciliation is not available without unreasonable efforts as a result of certain of the adjustments utilized.

We define “EBITDA” as earnings before interest, income taxes, depreciation and amortization of intangibles. We define “Adjusted EBITDA” as EBITDA excluding stock-based compensation, fair value adjustments and both cash and non-cash non-recurring gains and charges. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. We believe Adjusted EBITDA is a useful financial metric because it allows external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate our operating performance, compare the results of our operations from period to period and against our peers without regard to our financing methods, hedging positions or capital structure and because they highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. We also present Adjusted EBITDA because we believe Adjusted EBITDA is an important supplemental measure of our performance that is frequently used by others in evaluating companies in its industry. Accordingly, management believes that disclosure of this metric offers industry analysts, investors, lenders, rating agencies and other stakeholders an additional view of our operations that, when coupled with the GAAP results, provides a more complete understanding of our financial results. Adjusted EBITDA should not be considered as an alternative to net income/(loss) or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating our performance.

Corporate Organization

We originally incorporated and organized as a Minnesota corporation under the name “Wireless Ronin Technologies, Inc.” in March 2003 and focused on our expertise in digital media marketing solutions, including digital signage, interactive kiosks, mobile, social media, and web-based media solutions. We acquired the interactive marketing technology business that we currently operate in a 2014 merger with Creative Realities, LLC. Shortly after that merger, we changed our corporate name from “Wireless Ronin Technologies, Inc.” to “Creative Realities, Inc.” On October 15, 2015, we acquired the systems integration and marketing technology business of ConeXus World Global, LLC. On November 20, 2018, we acquired Allure, an enterprise software development company. On February 17, 2022, we acquired Reflect Systems, Inc. On November 7, 2025, we acquired the CDM Business.

The Offering

Issuer	Creative Realities, Inc.

Common stock offered by us	2,528,571 shares, plus shares of our common stock underlying the pre-funded warrants offered hereby

Pre-funded warrants offered by us:	Pre-funded warrants to purchase 900,000 shares of common stock at an exercise price of $0.01 per share, which is equal to the par value per share of common stock being sold in this offering. The pre-funded warrants will be exercisable upon issuance, subject to an ownership limitation, and will not expire. See “Description of Securities we are Offering - Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the pre-funded warrants.

Common stock to be outstanding immediately after the offering(1)	13,097,892 shares, excluding shares issuable upon exercise of the pre-funded warrants offered hereby

Offering price per share of common stock	$3.50 per share

Offering price per pre-funded warrant	$3.49 per pre-funded warrant, which is the difference between the offering price per share of common stock offered hereby and the per share pre-funded warrant exercise price

Option to purchase additional shares	We have granted the underwriter an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional 428,614 shares of our common stock at the public offering price, less underwriting discounts and commissions.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $10.9 million. We intend to use the net proceeds from this offering to repay approximately $1.0 million of our outstanding obligations under our term loan facility and the remaining net proceeds to pay down outstanding obligations under our revolving loan facility, resulting in increased availability under the revolving facility that may be used for potential acquisitions and for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Indications of Interest

Certain of our directors and officers have indicated an interest in purchasing up to $850,000 of shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no shares to any of these potential investors, and any of these potential investors could determine to purchase more, less or no shares in this offering.

Risk factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 2 of the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors that you should consider when evaluating an investment in our securities.

Nasdaq trading symbol	Our common stock is listed on Nasdaq under the symbol “CREX.” There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on any national securities exchange or any other trading system.

(1) The number of shares of our common stock to be outstanding after this offering is based on 10,569,321 shares of our common stock outstanding as of June 22, 2026, and excludes, in each case, as of such date:

●	3,633,303 shares of our common stock reserved for issuance upon the exercise of warrants outstanding at a weighted average exercise price of $4.02 per share;

●	2,893,451 shares of our common stock reserved for issuance upon the exercise of stock options outstanding at a weighted average exercise price of $3.82 per share;

●	525,000 shares of our common stock reserved for issuance upon the vesting and settlement of restricted stock units issued under our 2023 Stock Incentive Plan, as amended (the “Incentive Plan”);

●	368,500 shares of common stock reserved for issuance under the Incentive Plan; and

●

up to 12,979,579 shares of common stock that may be issued upon conversion of 30,000 shares of our Series A Convertible Preferred Stock (taking into account dividends accruing on shares of our Series A Convertible Preferred Stock through the expiration of the five year “Guaranteed Term” thereof).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our Annual Report on Form 10-K for the year ended December 31, 2025, (as supplemented by any subsequently filed Quarterly Reports on Form 10-Q), incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below or in documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our securities.

Risks Relating to this Offering

The price of our common stock may be volatile.

The market price of our common stock may fluctuate substantially. For example, in the 52 weeks before the date of this prospectus supplement, the highest closing price quoted on Nasdaq $4.42 was more than double the lowest closing price $2.19. The price of our common stock that will prevail in the market after this offering may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Stock market volatility may also adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and could spend the net proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply the proceeds from this offering effectively could harm our business and cause the price of our common stock to decline. The results and effectiveness of the use of proceeds are uncertain, and our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The price per share of common stock and pre-funded warrants sold in this offering is substantially higher than the net tangible book value of our common stock. Therefore, purchasers of securities in this offering will pay an effective price per share of common stock that exceeds our as adjusted net tangible book value per share after giving effect to this offering. Based on the sale of shares of our common stock and pre-funded warrants in this offering, assuming the exercise in full of all pre-funded warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and based on a net tangible book value of our common stock of $(4.31) per share as of March 31, 2026, if you purchase shares of common stock or pre-funded warrants in this offering, you will suffer immediate dilution of $5.97 per share with respect to the net tangible book value of common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may need to issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our shareholders. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our common stock. We may also issue additional common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of common stock may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants, or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the offering price of the shares of common stock in this offering.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on Nasdaq or any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of the pre-funded warrants offered hereby will have no rights as common shareholders with respect to the shares of our common stock underlying the pre-funded warrants until such holders exercise their pre-funded warrants and acquire our common stock, except as otherwise provided in the pre-funded warrants.

Until holders of the pre-funded warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants, except to the extent that holders of such pre-funded warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include, among other things, statements about:

●         the adequacy of funds for future operations;

●         future expenses, revenue and profitability;

●         trends affecting financial condition and results of operations;

●         the ability to convert proposals into customer orders, including our ability to realize the revenues included in our future guidance and backlog reports;

●         general economic conditions and outlook;

●         the ability of customers to pay for products and services received;

●         the ability to satisfy our upcoming debt obligations and other liabilities;

●         the impact of changing customer requirements upon revenue recognition;

●         customer cancellations;

●         the availability and terms of additional capital;

●         the ability of the Company to continue as a going concern;

●         industry trends and the competitive environment;

●         the impact of the Company’s financial condition upon customer and prospective customer relationships;

●         potential litigation and regulatory actions directed toward our industry in general;

●         the influence of our shareholder(s) with the greatest beneficial ownership of our common stock;

●         our reliance on certain key personnel in the management of our businesses;

●         employee and management turnover;

●         the existence of material weaknesses in internal controls over financial reporting;

●         the inability to successfully integrate the operations of acquired companies; and

●         our ability to remain listed on Nasdaq.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Any document incorporated by reference in this prospectus may also contain statistical data and estimates we obtained from industry publications and reports generated by third parties. Although we believe that such publications and reports are reliable, we have not independently verified their data.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $10.9 million. We intend to use the net proceeds from this offering to repay approximately $1.0 million of our outstanding obligations under the Term Loan Facility (as defined below) and the remaining net proceeds to pay down our outstanding obligations under the Revolving Facility (as defined below), resulting in increased availability under the Revolving Facility that may be used for potential acquisitions and for general corporate purposes.

Under the Amended and Restated Credit Agreement (the “Credit Agreement”), dated November 6, 2025, among the Company and certain of its subsidiaries, with First Merchants Bank, as agent, and the lenders from time to time party thereto, our Term Loan Facility provides us with a $36 million term loan (the “Term Loan Facility”) and a $22.5 million revolving credit facility (the “Revolving Facility”). The Revolving Facility and Term Loan Facility bear interest at floating rates equal to the 1-month Term SOFR, plus 0.11%, plus a floating margin ranging from 2.75% to 3.25% and 3.00% to 3.50%, respectively, that adjusts quarterly, depending upon the borrowers’ Senior Funded Debt to Adjusted EBITDA Ratio (as defined in the Credit Agreement). The Revolving Facility and Term Loan Facility mature on November 6, 2028. We used the proceeds of the Term Loan Facility to finance a portion of the purchase price to acquire the CDM Business in November 2025 and to refinance existing indebtedness, and the proceeds of the Revolving Facility to refinance certain indebtedness and for general corporate and working capital purposes.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we may invest the net proceeds in investment grade interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate that we will pay any dividends on our common stock in the foreseeable future. Rather, we anticipate that we will retain earnings, if any, for use in the development of our business. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of then-existing debt instruments, and other factors that the board of directors deems relevant.

DILUTION

If you purchase our common stock or pre-funded warrants in this offering, your ownership interest will be immediately diluted to the extent of the difference between the purchase price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares outstanding.

Our net tangible book value as of March 31, 2026, was approximately $(45.5) million, or $(4.31) per share. After giving effect to the sale of shares of common stock and pre-funded warrants by us in this offering, assuming the exercise in full of all pre-funded warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026, would have been $(34.6) million, or $(2.47) per share. This represents an immediate increase in net tangible book value of $1.84 per share to existing shareholders and immediate dilution in net tangible book value of $5.97 per share to the investors in this offering.

The following table illustrates this calculation on a per share basis:

Public offering price per share		$3.50
Net tangible book value per share as of March 31, 2026	$(4.31)
Increase in net tangible book value per share attributable to the investors participating in this offering	1.84
As-adjusted net tangible book value per share after giving effect to this offering		(2.47)
Dilution per share to the investors in this offering		$5.97

The foregoing table and calculations are based on 10,567,268 shares of our common stock outstanding as of March 31, 2026 and exclude, in each case, as of such date:

●	3,633,303 shares of our common stock reserved for issuance upon the exercise of warrants outstanding at a weighted average exercise price of $4.02 per share;

●	2,476,230 shares of our common stock reserved for issuance upon the exercise of stock options outstanding at a weighted average exercise price of $4.23 per share;

●	525,000 shares of our common stock reserved for issuance upon the vesting and settlement of restricted stock units issued under our Incentive Plan;

●	911,000 shares of common stock reserved for issuance under the Incentive Plan; and

●

up to 12,979,579 shares of common stock that may be issued upon conversion of 30,000 shares of our Series A Convertible Preferred Stock (taking into account dividends accruing on shares of our Series A Convertible Preferred Stock through the expiration of the five year “Guaranteed Term” thereof).

To the extent that additional shares are issued pursuant to the foregoing, the investors purchasing securities in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, the investors may experience further dilution.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying base prospectus and are incorporated herein by reference.

Pre-Funded Warrants

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price equal to $0.01 per share of common stock, which is equal to the par value per share of our common stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) one trading day and (ii) the number of trading days comprising the standard settlement period with respect to the common stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the pre-funded warrants to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of common stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective sixty-one (61) days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of shares of common stock outstanding immediately after exercise.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the pre-funded warrants, the holder may elect to exercise its pre-funded warrants (either in whole or in part) at such time by means of a cashless exercise in which the holder shall be entitled to receive upon such exercise the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the pre-funded warrant.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of pre-funded warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system. The shares of common stock issuable upon exercise of the pre-funded warrants are currently listed on Nasdaq under the symbol “CREX.”

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

UNDERWRITING

We are offering shares of the common stock and pre-funded warrants described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. Craig-Hallum Capital Group LLC is acting as the sole underwriter of this offering. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock and pre-funded warrants listed opposite its name below. The underwriter is committed to purchase all of the shares and pre-funded warrants if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares	Number of Pre-funded Warrants
Craig-Hallum Capital Group LLC	2,528,571	900,000
Total	2,528,571	900,000

The underwriter has advised us that it proposes to offer the shares of common stock to the public at a price of $3.50 per share and proposes to offer the pre-funded warrants to the public at a price of $3.49 per pre-funded warrant. The underwriter proposes to offer the securities to certain dealers at the same prices less a concession of not more than $0.11797 per share. After the offering, these figures may be changed by the underwriter.

The shares and pre-funded warrants sold in this offering are expected to be ready for delivery on or about June 30, 2026, against payment in immediately available funds. The underwriter may reject all or part of any order.

We have granted to the underwriter an option to purchase up to an additional 428,614 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus supplement. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the shares for which it exercises the option.

The table below summarizes the underwriting discounts that we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $150,000 of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Per Pre- funded Warrant	Total without Option		Total with Option
Public Offering Price	$3.50	3.49	$11,990,998.50		$13,491,147.50
Underwriting discounts and commissions	$0.21	0.2094	$667,859.97	(1)	$757,868.91	(1)
Proceeds, before expenses, to us	$3.29	3.2806	$11,323,138.53	(1)	$12,733,278.59	(1)

(1)	The underwriter will not receive any discount or commission for securities sold in this offering to our directors or officers. The total amount of underwriting discounts and commissions set forth in the table above has been reduced to reflect that the underwriter will not receive any discounts or commissions for 245,714 shares sold in this offering that we expect to be purchased by our directors and officers.

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $400,000. This includes $150,000 of the fees and expenses of the underwriter. These expenses are payable by us.

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

Subject to certain limited exceptions, we and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any common stock or any securities convertible into or exchangeable for common stock for a period of 90 days after the date of this prospectus supplement. The lock-up agreements that our directors and officers have entered into and the Company lock-up pursuant to the underwriting agreement provide limited exceptions and their restrictions may be waived at any time by the underwriter.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in our common stock for its own account by selling more common stock than we have sold to the underwriter. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on the Nasdaq American. Passive market making consists of displaying bids on the Nasdaq by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of securities for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter is not part of this prospectus supplement or the accompanying prospectus.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

●	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

●

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

●

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

●	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

●

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

●

in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”), provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Transfer Agent

The transfer agent for our common stock is Computershare Limited.

LEGAL MATTERS

The validity of any securities offered by this prospectus supplement and any related prospectus supplement will be passed upon for us by Taft Stettinius & Hollister LLP, Minneapolis, Minnesota. Certain matters will be passed upon for the underwriter by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The audited consolidated financial statements of Creative Realities, Inc. as of December 31, 2025 and 2024, and for each of the two years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	Our Current Reports on Form 8-K (or amendment(s) thereto) filed with the SEC on January 2, 2026, February 18, 2026 and June 29, 2026; and

●

The description of our common stock set forth in our Registration Statement on Form 8-A, filed on November 14, 2018, including any amendments or reports filed for the purpose of updating such description, including the description under the caption “Description of Securities – Common Stock” included as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 21, 2024.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus supplement and accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing such documents. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Creative Realities, Inc.

Attention: Corporate Secretary

13100 Magisterial Drive, Suite 201

Louisville, KY 40223

(502) 791-8800

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein.

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s Internet site.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus, were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We maintain an Internet site at http://www.cri.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$100,000,000

Creative Realities, Inc.

Common Stock

Preferred Stock
Warrants to Purchase Common Stock or Preferred Stock

Debt Securities

We may offer from time to time securities described in this prospectus separately or together in any combination. We may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $100,000,000. These securities may be convertible into or exchangeable for our other securities. This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of underwriters, dealers or agents, if any, involved in the offering and any applicable discounts or commissions payable to them. Net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on The NASDAQ Capital Market under the symbol “CREX.” The last reported per share price for our common stock was $3.75, as quoted on The NASDAQ Capital Market on June 2, 2026. As of June 2, 2026, the aggregate market value of our outstanding common stock held by non-affiliates (our “public float”) was $37,035,398. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering in reliance on such General Instruction with a value exceeding one-third of our public float during any 12-month period.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the applicable offering. The prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, may also add, update or change the information contained in this prospectus or in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement, along with the information contained in any related free writing prospectus that we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. The information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or unless otherwise indicated, all references to “Creative Realities,” the “Company,” “we,” “our,” or “us” refer collectively to Creative Realities, Inc.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

THE COMPANY

Creative Realities, Inc. (“Creative Realities,” the “Company,” “we,” “us,” “our,” and similar expressions) transforms environments through digital solutions by providing innovative digital signage solutions for key market segments and use cases, including:

●	Retail;
●	Entertainment and Sports Venues;
●	Restaurants, including Quick Service Restaurants (“QSR”);
●	Convenience Stores;
●	Financial Services;
●	Automotive;
●	Lottery;
●	Mixed Use Developments; and
●	Digital out of Home (“DOOH”) Advertising Networks

We serve market-leading companies, so there is a good chance that if you leave your home today to shop, work, eat or play, you will encounter one or more of our digital signage experiences. Our solutions are increasingly visible because we help our enterprise customers achieve a range of business objectives including:

●	Increased brand awareness;
●	Improved customer support;
●	Enhanced employee productivity and satisfaction;
●	Increased revenue and profitability;
●	Improved guest experience;
●	Increased customer/guest engagement; and
●	Traffic content and advertising

Through a combination of organically grown platforms and a series of strategic acquisitions, the Company assists customers to design, deploy, manage, and monetize their digital signage and in-store retail media networks. The Company sources leads and opportunities for its solutions through its digital and content marketing initiatives, close relationships with key industry partners, including equipment manufacturers and a media sales agent, and the direct efforts of its in-house industry sales experts. Customer engagements focus on consultative conversations that ensure the Company’s solutions are positioned to help customers achieve their business objectives in the most cost-effective manner possible.

Corporate Organization

Our principal offices are located at 13100 Magisterial Drive, Suite 201, Louisville, Kentucky 40223, and our telephone number at that office is (502) 791-8800.

We originally incorporated and organized as a Minnesota corporation under the name “Wireless Ronin Technologies, Inc.” in March 2003 and focused on our expertise in digital media marketing solutions, including digital signage, interactive kiosks, mobile, social media and web-based media solutions. We acquired the interactive marketing technology business that we currently operate in a 2014 merger with Creative Realities, LLC. Shortly after that merger, we changed our corporate name from “Wireless Ronin Technologies, Inc.” to “Creative Realities, Inc.” On October 15, 2015, we acquired the systems integration and marketing technology business of ConeXus World Global, LLC. On November 20, 2018, we acquired Allure, an enterprise software development company. On February 17, 2022, we acquired Reflect Systems, Inc. On November 7, 2025, we acquired DDC Group International, Inc., a wholly owned subsidiary of Cineplex Entertainment Limited Partnership (“DDC”). DDC was the parent company of its wholly owned subsidiary, Cineplex Digital Media Inc. (“CDM”) and CDM’s wholly owned subsidiary, Cineplex Digital Media U.S. Inc. (“CDMUS”), which we collectively refer to as the “CDM Business.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of the securities being offered, you should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement or free writing prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein contain, and any prospectus supplement or free writing prospectus, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	the adequacy of funds for future operations;
●	future expenses, revenue and profitability;
●	trends affecting financial condition and results of operations;
●	the ability to convert proposals and pilot projects into customer orders, including our ability to realize the revenues included in our future guidance and backlog reports;
●	general economic conditions and outlook;
●	the ability of customers to pay for products and services received;
●	the ability to satisfy our upcoming debt obligations and other liabilities;
●	the impact of changing customer requirements upon revenue recognition;
●	customer cancellations;
●	the availability and terms of additional capital;
●	the ability of the Company to continue as a going concern;
●	industry trends and the competitive environment;
●	the impact of the Company’s financial condition upon customer and prospective customer relationships;
●	potential litigation and regulatory actions directed toward our industry in general;
●	the influence of our shareholder(s) with the greatest beneficial ownership of our common stock;
●	our reliance on certain key personnel in the management of our businesses;
●	employee and management turnover;
●	the existence of any material weaknesses in internal controls over financial reporting;
●	the inability to successfully integrate the operations of acquired companies; and
●	the ability to remain listed on the Nasdaq Capital Market.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “intend,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” “propose,” and similar expressions (or the negative versions of such words or expressions) intended to identify forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in the applicable prospectus supplement or free writing prospectus and in our reports filed from time to time under the Securities Act and/or the Exchange Act. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement or in any related free writing prospectus we have authorized for use in connection with a specific offering, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of securities sold pursuant to that prospectus supplement or free writing prospectus.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 116,666,666 shares of capital stock, $0.01 par value per share, comprised of 66,666,666 shares of common stock and 50,000,000 shares of preferred stock. As of June 2, 2026, there were 10,567,268 shares of our common stock issued and outstanding and 30,000 shares of preferred stock were designated as Series A Convertible Preferred Stock (the “Series A Preferred Shares”) all of which were issued and outstanding. Our common stock is listed on the NASDAQ Capital Market under the symbol “CREX.”

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our articles of incorporation and bylaws. For greater detail about our capital stock, please refer to our articles of incorporation and bylaws and the applicable provisions of Minnesota law. The following description summarizes the material terms of our capital stock.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that shareholder on every matter properly submitted to the shareholders for their vote. Shareholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our Board of Directors out of our assets or funds legally available for such dividends or distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to shareholders after payment of liabilities and after the satisfaction of any liquidation preference owed to the holders of any outstanding series of preferred stock.

Conversion, Redemption and Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

The transfer agent and registrar for our common stock is Computershare Limited.

See “Description of Securities” incorporated into this prospectus by reference to Exhibit 4.2 to our Annual Report on Form 10-K for year ended December 31, 2025 for a description of provisions of our articles of incorporation and bylaws and the Minnesota Business Corporation Act that may have the effect of delaying, deferring or preventing changes in control.

Preferred Stock

Series A Redeemable Convertible Preferred Stock.

On November 6, 2025, the Company filed the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Minnesota Secretary of State, which established the designations, preferences, powers and rights of Series A Preferred Shares. The Series A Preferred Shares have a stated value of $1,000 per share (the “Stated Value”). A summary of such designations, preferences, powers and rights is below.

Ranking; Liquidation. The Series A Preferred Shares rank senior to the common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Upon a liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Shares will be entitled to receive in cash, before any amount is paid to the holders of common stock (or any other capital stock of the Company ranking junior to the Series A Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company), an amount per Series A Preferred Shares equal to the greater of (i) the Liquidation Preference (as defined below), or (ii) such amount per share as would have been payable had all Series A Preferred Shares been converted into common stock immediately prior to such liquidation, dissolution or winding up.

Dividends. The Series A Preferred Shares accrue dividends for a period of five years from and after the issuance date (the “Guaranteed Term”) at a rate of 5.25% per year on the Stated Value, which will be payable in cash only at the Company’s option beginning upon expiration of the Guaranteed Term. Such dividends accrue daily and compound on a quarterly basis from the issuance date. To the extent that, during the Guaranteed Term, (i) the Company undergoes any liquidation, dissolution, winding up, or “Fundamental Transaction” (as defined in the Certificate of Designations), or (ii) the Company elects to effect a Mandatory Conversion (as defined below) (each, a “Make Whole Event”), then, immediately prior to the effective time of such Make Whole Event, the amount of dividends accrued on the Series A Preferred Shares will automatically be increased by an amount equal to any additional dividends that would have otherwise accrued on the Series A Preferred Shares between the date of the Make Whole Event and the end of the Guaranteed Term (the “Make Whole Payment”), and the dividends will thereafter cease to accrue. In addition, holders of Series A Preferred Shares will participate with the holders of common stock on an as-converted basis (without regard to any limitations or restrictions on conversion) to the extent any dividends are declared on the common stock.

Conversion

Optional Conversion. Each Series A Preferred Share is convertible at the option of the holder from and after the date of issuance into common stock (“Conversion Shares”) at a rate (the “Conversion Rate”) calculated by calculated by dividing (i) the Stated Value plus an amount per share equal to dividends accrued and unpaid through the date of determination (including, if applicable, any Make Whole Payment) (the “Liquidation Preference”), by (ii) by the “Conversion Price” of $3.00, subject to the Beneficial Ownership Limitation and the Exchange Cap limitation described below.

Mandatory Conversion. After the three year anniversary of the issuance date, if on any date (x) the Company’s EBITDA (as defined in the Certificate of Designations) for the four consecutive calendar quarters immediately preceding such date equals or exceeds $30.0 million, (y) the Net Debt Leverage Ratio (as defined in the Certificate of Designations) of the Company as of such date is less than 1.5X, and (z) the closing price of the common stock on its principal trading market equals or exceeds 300% of the then-applicable Conversion Price for 45 trading days during any 60 consecutive trading day period, the Company will have the right to cause the conversion of all of the outstanding Series A Preferred Shares into Conversion Shares at the Conversion Rate (such conversion being a “Mandatory Conversion”).

Beneficial Ownership Limitation and Exchange Cap Limitation. A holder’s ability to convert and vote its Series A Preferred Shares is subject to certain limitations. Under a “Beneficial Ownership Limitation,” no holder of Series A Preferred Shares may acquire Conversion Shares if the issuance thereof would result in the converting holder or its affiliates beneficially owning in excess of 19.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance. Under an “Exchange Cap” limitation, the total number of Conversion Shares issuable upon conversion of outstanding Series A Preferred Shares, when added to all Conversion Shares previously issued upon prior conversions, may not exceed 2,102,734 shares. However; if the Company obtains shareholder approval to issue shares of common stock in excess of the conversion limitations (as required by applicable Nasdaq Listing Rules), a holder of Series A Preferred Shares may elect for the Exchange Cap to cease to apply to the holder’s Series A Preferred Shares, which election will become effective 61 days after the election. A holder of Series A Preferred Shares, upon written notice to the Company, may decrease (and thereafter increase) the Beneficial Ownership Limitation; provided that the Beneficial Ownership Limitation may in no event exceeds 19.99%, or, if such shareholder approval is obtained, 49.99%. At the Company’s annual meeting of shareholder held December 29, 2025, the Company’s shareholders approved the issuance of Conversion Shares in excess of the Exchange Cap limitation and approved a proposal to increase the maximum Beneficial Ownership Limitation percentage to 49.99%.

Redemption. The Series A Preferred Shares are subject to automatic redemption for cash upon a “Fundamental Transaction” by the Company, which includes a merger, sale of all or substantially all the assets of the Company, recapitalization, or the sale by the Company of shares resulting in more than 50% ownership by a person or group. In such event, the redemption price would be equal to the greater of (i) the Liquidation Preference or (ii) the consideration per share of common stock in the Fundamental Transaction (or, in the event of a Fundamental Transaction in which consideration does not consist solely of cash, the volume-weighted average price of the common stock immediately preceding the closing of the Fundamental Transaction).

Voting. Holders of Series A Preferred Shares generally are entitled to vote on an as-converted basis with holders of the Common Stock, subject to the Beneficial Ownership Limitation and the Exchange Cap limitations, on all matters on which holders of common stock are entitled to vote, voting together with the common stock as a single class, and are otherwise entitled to such voting rights as required by applicable law.

Protective Provisions. For so long as the “Lead Investor” in the Company’s offering of Series A Preferred Shares and its affiliates beneficially own at least 20% of the Conversion Shares underlying the Series A Preferred Shares, the Company may not take any of the following actions without the Lead Investor’s consent:

●

create, authorize, or issue any capital stock that rank senior to or pari passu with the Series A Preferred Shares, or increase the authorized number of shares of Series A Preferred Shares or any additional class or series of capital stock that ranks senior to or pari passu with the Series A Preferred Shares;

●	incur debt that would result in the ratio of debt to EBITDA of the Company for preceding twelve calendar months exceeding 2.5:1;

●	purchase or redeem, or pay or declare any dividend on shares of capital stock other than redemptions of or dividends on the Series A Preferred Shares;

●	complete an acquisition (other than a specified exception) with consideration above $5.0 million;

●	enter into, renew, extend or be a party to certain related party transactions; or

●	amend, alter or repeal any provision of the Company’s articles of incorporation or bylaws in a manner that adversely affects the rights, powers and preferences of the Series A Preferred Shares.

The foregoing description of the Certificate of Designations is not complete and is qualified in its entirety by the terms of the Certificate of Designations that is incorporated by reference into the registration statement of which this prospectus is a part.

Undesignated Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of authorized but unissued shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Minnesota, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description may include, among other things:

●	the title and stated value;
●	the number of shares offered;
●	the liquidation preference per share;

●	the purchase price per share;
●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation for dividends;
●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
●	the provisions for a sinking fund, if any;
●	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
●

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The laws of the State of Minnesota, the state of our incorporation, generally provide that the holders of outstanding shares of a class or series of preferred stock will have the right to vote separately as a class on any proposal involving a change in the rights or preferences of such class or series of preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement. The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities” and together with Senior Debt Securities, “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under an indenture (an “Indenture”) between us and the trustee party thereto (the “Trustee”). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed a form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of Debt Securities containing the terms of the Debt Securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may issue Debt Securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

Unless otherwise stated, the Debt Securities will be our direct, unsecured obligations. The rights of the Company and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary will be subject to the prior claims of the subsidiaries’ creditors.

General

The Indenture does not limit the amount of Debt Securities that we may issue. It provides that we may issue Debt Securities up to the principal amount that we may authorize and that the Debt Securities may be in any currency or currency unit that we may designate. Except for the provisions that require the assumption of Debt Securities by successors in connection with any consolidation, merger and sale of all or substantially all of our assets contained in the Indenture, the terms of the Indenture do not contain any covenants or other provisions designed to give holders of any Debt Securities protection against changes in our operations, financial condition or transactions involving us. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

●	title and aggregate principal amount;
●	any subordination provisions;
●	conversion or exchange into any securities or property;
●	percentage(s) of principal amount at which such securities will be issued;
●	issuance date;
●	maturity date(s);
●	interest rate(s) or the method for determining the interest rate(s);
●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
●

whether interest will be payable in cash or in additional Debt Securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the Debt Securities were originally issued at a discount);

●	any interest deferral rights and periods;
●	the auction and remarketing of the securities;
●	redemption or early repayment provisions;
●	authorized denominations;
●	form of the securities;
●	amount of discount or premium, if any, with which such securities will be issued;

●	whether such securities will be issued in whole or in part in the form of one or more global securities;
●	identity of the depositary(ies) for global securities;
●

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any provisions relating to any collateral or security provided for such Debt Securities;
●	any covenants applicable to the particular Debt Securities being issued;
●	any defaults and events of default applicable to the particular Debt Securities being issued and acceleration rights upon such events;
●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;
●	securities exchange(s) on which the securities will be listed, if any;
●	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;
●	provisions relating to covenant defeasance and legal defeasance of securities of the series;
●

whether the Indenture will restrict our ability to incur additional indebtedness, issue additional securities, create liens, pay dividends or make distributions of transfer assets, make investments or other restricted payments, sell or otherwise dispose of assets, enter into sale-leaseback transactions, engage in transactions with stockholders or affiliates, issue or sell stock of our subsidiaries, or effect a consolidation or merger;

●	provisions relating to satisfaction and discharge of the Indenture;
●	whether the Indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	provisions relating to the modification of the Indenture both with and without the consent of holders of Debt Securities issued under the Indenture;
●	provisions, if any, granting special rights upon the occurrence of specified events, including consolidation, merger and sales;
●	the applicability of any guarantees;
●	any restriction of transferability of the series; and
●	additional terms not inconsistent with the provisions of the applicable Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

The terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of holders, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by holders of such series of Debt Securities would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, the Indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the Indenture or the Debt Securities, as applicable.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of Debt Securities.

Events of Default Under the Indenture

Unless as otherwise described in the prospectus supplement, the following constitute events of default under the Indenture with respect to any series of Debt Securities that we may issue:

●

if we fail to pay any installment of interest on any series of Debt Securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●

if we fail to pay the principal of, or premium, if any, on any series of Debt Securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such Debt Securities in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●

if we fail to observe or perform any other covenant or agreement contained in the Debt Securities or the Indenture, other than a covenant specifically relating to another series of Debt Securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to Debt Securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series, by notice to us in writing, and to the Trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of Debt Securities then outstanding shall be due and payable without any notice or other action on the part of the Trustee or any holder.

The holders of a majority in principal amount of the outstanding Debt Securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the Indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the Indenture, if an event of default under an Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of Debt Securities, unless such holders have offered the Trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and

●

subject to its duties under the Trust Indenture Act, the Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of Debt Securities of any series will have the right to institute a proceeding under the Indenture or to appoint a receiver or Trustee, or to seek other remedies only if:

●	the holder has given written notice to the Trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request;

●	such holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the Trustee in compliance with the request; and

●

the Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on, the Debt Securities.

We will periodically file statements with the Trustee regarding our compliance with specified covenants in the Indenture.

Modification of Indenture; Waiver

We and the Trustee may change an Indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the Indenture or in the Debt Securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

●

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of Debt Securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the Indenture;

●

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of Debt Securities, as set forth in the Indenture;

●	to make any change that does not adversely affect the interests of any holder of Debt Securities of any series in any material respect;

●

to provide for the issuance of and establish the form and terms and conditions of the Debt Securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities, or to add to the rights of the holders of any series of Debt Securities;

●	to evidence and provide for the acceptance of appointment under any Indenture by a successor Trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any Indenture under the Trust Indenture Act.

In addition, under the Indenture, the rights of holders of a series of Debt Securities may be changed by us and the Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, we and the Trustee may make the following changes only with the consent of each holder of any outstanding Debt Securities affected:

●	extending the fixed maturity of any Debt Securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any Debt Securities; or

●	reducing the percentage of Debt Securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The Indenture provides that, except for specified obligations, we can elect to be discharged from our obligations with respect to one or more series of Debt Securities, including obligations to:

●	provide for payment;

●	register the transfer or exchange of Debt Securities of the series;

●	replace stolen, lost or mutilated Debt Securities of the series;

●	pay principal of and premium and interest on any Debt Securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the Trustee;

●	compensate and indemnify the Trustee; and

●	appoint any successor Trustee.

In order to exercise our rights to be discharged, we must deposit with the Trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the Debt Securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indenture provides that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the Debt Securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any Debt Securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If we elect to redeem the Debt Securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any Debt Securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.

Information Concerning the Trustee

The Trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers given it by the Indenture at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any Debt Securities on any interest payment date to the person in whose name the Debt Securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the Debt Securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the Trustee as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money we pay to a paying agent or the Trustee for the payment of the principal of or any premium or interest on any Debt Securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Global Securities

Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. We may enter into a warrant agreement with a bank or trust company, as warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement or free writing prospectus relating to a particular series of warrants. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement or free writing prospectus for that series of warrants and the warrant agreement for that particular series. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

Debt Warrants

The prospectus supplement or free writing prospectus relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;
●	the offering price for the debt warrants, if any;
●	the aggregate number of the debt warrants;
●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
●	the dates on which the right to exercise the debt warrants will commence and expire;
●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
●	information with respect to book-entry procedures, if any;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material U.S. federal income tax considerations;
●	the antidilution provisions of the debt warrants, if any;
●	the redemption or call provisions, if any, applicable to the debt warrants;
●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
●	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or free writing prospectus.

Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the indenture.

Equity Warrants

The prospectus supplement or free writing prospectus relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;
●	the offering price for the warrants, if any;
●	the aggregate number of warrants;
●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
●	the dates on which the right to exercise the warrants shall commence and expire;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material U.S. federal income tax considerations;
●	the antidilution provisions of the warrants, if any;
●	the redemption or call provisions, if any, applicable to the warrants;
●	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;
●	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
●	to exercise any rights as stockholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities into which the warrant is exercisable, as specified in the applicable prospectus supplement or free writing prospectus, at the exercise price that we describe in the applicable prospectus supplement or free writing prospectus. The warrants may be exercised as set forth in the prospectus supplement or free writing prospectus relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement or free writing prospectus relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate or agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement or free writing prospectus, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate or agreement are exercised, a new warrant certificate or agreement will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement or free writing prospectus, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the times of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;
●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon by Taft Stettinius & Hollister LLP. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The audited consolidated financial statements of Creative Realities, Inc. as of December 31, 2025 and 2024, and for each of the two years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our Commission filings are available on the Commission’s Internet site.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We maintain an Internet site at http://www.cri.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed on April 15, 2026;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	Our Current Reports on Form 8-K filed on January 2, 2026 and February 18, 2026; and

●

The description of our common stock set forth in our Registration Statement on Form 8-A, filed on November 14, 2018, including any amendments or reports filed for the purpose of updating such description, including the description under the caption “Description of Securities – Common Stock” included as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 21, 2024.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents that are incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents by writing or telephoning us at the following address or telephone number:

Creative Realities, Inc.

Attention: Corporate Secretary

13100 Magisterial Drive, Suite 201

Louisville, KY 40223

(502) 791-8800

2,528,571 Shares of Common Stock

Pre-funded Warrants to Purchase up to 900,000 Shares of Common Stock

900,000 Shares of Common Stock underlying the Pre-Funded Warrants

Creative Realities, Inc.

PROSPECTUS SUPPLEMENT

Craig-Hallum

June 29, 2026